                                                                 EXHIBIT 10.23




                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              1996 STOCK INCENTIVE PLAN

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              1996 STOCK INCENTIVE PLAN

                                  TABLE OF CONTENTS


Section 1 -- Definitions................................................   1
    1.1  Definitions                                                       1
Section 2 -- The Stock Incentive Plan...................................   3
    2.1  Purpose of the Plan                                               3
    2.2  Stock Subject to the Plan                                         4
    2.3  Administration of the Plan                                        4
    2.4  Eligibility and Limits                                            4
Section 3 -- Terms of Stock Incentives..................................   4
    3.1  Terms and Conditions of All Stock Incentives                      4
    3.2  Terms and Conditions of Option                                    5
    3.3  Terms and Conditions of Stock Appreciation Rights                 7
    3.4  Terms and Conditions of Stock Awards                              7
    3.5  Terms and Conditions of Dividend Equivalent Rights                7
    3.6  Terms and Conditions of Performance Unit Awards                   8
    3.7  Terms and Conditions of Phantom Shares                            8
    3.8  Treatment of Awards Upon Termination of Employment                9
Section 4 -- Restrictions on Stock......................................   9
    4.1  Escrow of Shares                                                  9
    4.2  Forfeiture of Shares                                              9
    4.3  Restrictions on Transfer                                          9
Section 5 -- General Provisions.........................................   9
    5.1  Withholding                                                       9
    5.2  Changes in Capitalization; Merger; Liquidation                   10
    5.3  Cash Awards                                                      11
    5.4  Compliance with Code                                             11
    5.5  Right to Terminate Employment or Directorship                    11
    5.6  Non-alienation of Benefits                                       11
    5.7  Restrictions on Delivery and Sale of Shares; Legends             11
    5.8  Termination and Amendment of the Plan                            11
    5.9  Stockholder Approval                                             11
    5.10 Choice of Law                                                    12
    5.11 Effective Date of Plan                                           12

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                              1996 STOCK INCENTIVE PLAN


                                SECTION 1  DEFINITIONS

    1.1 DEFINITIONS. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

         (a)  "BOARD OF DIRECTORS" means the board of directors of the Company.

         (b) "CAUSE" has the same meaning as provided in any employment agreement between the Participant and the Company on the date of Termination of Employment, or if no such definition or employment agreement exists, "Cause" means conduct amounting to (1) fraud or dishonesty against the Company,
(2) Participant's willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors, or knowing violation of law in the course of performance of the duties of Participant's employment with the Company,
(3) repeated absences from work without a reasonable excuse, (4) repeated intoxication with alcohol or drugs while on the Company's premises during regular business hours, (5) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any employment or other agreement to which Participant and the Company are party.

         (c) "CHANGE OF CONTROL" means the first to occur of the following events:

              (i) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee thereof), but including a 'group' as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least thirty percent (30 %) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"), or, if greater, that percentage of Voting Shares owned by CGW Southeast Partners I, L.P. (such 30% or greater percentage hereinafter referred to as the "Voting Share Percentage"); provided that no Change of Control will occur as a result of an acquisition of stock by CGW Southeast Partners I, L.P. or the Company which increases, proportionately, the stock representing the voting power of the Company owned by such person or group above the Voting Share Percentage, and provided further that if such person or group acquires stock representing more than the Voting Share Percentage by reason of share purchases by the Company, and after such share purchases by the Company acquires any additional shares representing voting power of the Company, then a Change of Control shall occur;

              (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company, one or more of its Subsidiaries, or CGW Southeast Partners I, L.P. or any of its affiliates, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or

              (iii) within any 24-month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company, provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (iii); and provided further that any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.

    Notwithstanding the foregoing, any distribution or transfer of shares of the Company by CGW Southeast Partners I, L.P., to its partners or its affiliates shall in no event be a Change in Control.

         (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

         (e) "COMMITTEE" means the committee appointed by the Board of Directors to administer the Plan. The Committee shall consist of at least two members of the Board of Directors each of whom shall be both a "non-employee director," as defined in Rule 16b-3 as promulgated under the Exchange Act and an "outside director" within the meaning of Code Section 162(m).

         (f) "COMPANY" means Cameron Ashley Building Products, Inc., a Georgia corporation.

         (g)  "COVERED EMPLOYEE" shall have the meaning set forth in Code
Section 162(m)(3).

         (h) "DISABILITY" has the same meaning as provided in the employment agreement between the Participant and the Company on the date the Participant ceases active work due to a disability, or if no such definition or employment agreement exists, Disability means (1) the inability of Participant to perform the duties of Participant's employment due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration or (2) Participant shall be entitled to (i) disability retirement benefits under the federal Social Security Act or (ii) recover benefits under any long-term disability plan or policy maintained by the Company (or its Parent or Subsidiaries). In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

         (i) "DISPOSITION" means conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

         (j) "DIVIDEND EQUIVALENT RIGHTS" means certain rights to receive cash payments as described in Plan Section 3.5.

         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         (l) "EXERCISE PRICE" means the price per share of Stock purchasable under any Option.

         (m) "FAIR MARKET VALUE" with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by the National Association of Securities Dealers Automated Quotation System (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

         (n) "OPTION" means a non-qualified stock option or an incentive stock option.

         (o) "OVER 10% OWNER" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

         (p) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if (with respect to Incentive Stock Options, at the time of granting of the Option), each of the corporations other than the Company owns stock possessing 50 % or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (q) "PARTICIPANT" means individual who receives a Stock Incentive hereunder.

         (r) "PERFORMANCE UNIT AWARD" refers to a performance unit award described in Plan Section 3.6.

         (s)  "PHANTOM SHARE" refers to the rights described in Plan Section
3.7.

         (t) "PLAN" means the Cameron Ashley Building Products, Inc. Stock Incentive Plan.

         (u)  "STOCK" means the Company's common stock, no par value.

         (v) "STOCK APPRECIATION RIGHT" means a stock appreciation right described in Plan Section 3.3.

         (w)  "STOCK AWARD" means a stock award described in Plan Section 3.4.

         (x) "STOCK INCENTIVE AGREEMENT" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

         (y) "STOCK INCENTIVE PROGRAM" means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

         (z) "STOCK INCENTIVES" means, collectively, Dividend Equivalent Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

         (aa) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to incentive stock options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (bb) "TERMINATION OF EMPLOYMENT" means the termination of the employee-employer relationship between a Participant and the Company (and its Parent and Subsidiaries), regardless of whether severance or similar payments are made to the Participant, for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause.


                         SECTION 2  THE STOCK INCENTIVE PLAN

    2.1 PURPOSE OF THE PLAN. The Plan is intended to (a) provide incentive to directors, officers and key employees of the Company (and its Parent and Subsidiaries), to stimulate their efforts toward the continued success of the Company (and its Parent and Subsidiaries) and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company (and its Parent and Subsidiaries); (b) encourage stock ownership by directors, officers and employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and
(c) provide a means of obtaining, rewarding and retaining key personnel.

    2.2  STOCK SUBJECT TO THE PLAN.  Subject to adjustment in accordance with
Section 5.2, 1,500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

    2.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board of Directors, each of whom shall be both a "non-employee director", as defined in Rule 16b-3 as promulgated under the Exchange Act, and an "outside director" within the meaning of Code Section 162(m). The Committee shall have full authority in its discretion to determine the directors, officers and key employees of the Company (or its Parent or Subsidiaries) to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements or Stock Incentive Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants. To the extent permitted by Code Section 162(m), the Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Plan, any Stock Incentive Agreement or any Stock Incentive Program; and (b) determine the treatment of Stock Incentives upon a Termination of Employment, as contemplated in Plan Section 3.8.

    2.4 ELIGIBILITY AND LIMITS. Stock Incentives may be granted only to directors, officers and key employees of the Company (or its Parent or Subsidiary),but an Incentive Stock Option may not be granted to a non-employee director. In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code
Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company (and its Parent or Subsidiary) shall not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded shall be treated as non-qualified stock option(s). The maximum number of shares of stock subject to an Option or Stock Appreciation Right that can be granted to a "Covered Employee" (as defined in Code Section 162(m)(3)) during a calendar year is 200,000. The maximum fair market value of any Stock Incentive (other than Options and Stock Appreciation Rights) that may be received by a Covered Employee (less any consideration paid by the Covered Employee for such Stock Incentive) during any one calendar year is $100,000.


                         SECTION 3  TERMS OF STOCK INCENTIVES

    3.1  TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

         (a) The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limitations of Section 2.4.

         (b) Each Stock Incentive shall either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or, except for Options or Stock Appreciation Rights, be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program shall be subject to the terms of the

Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan shall be null and void.

         (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

         (d)  Notwithstanding any vesting provisions established pursuant to
Section 3.2, 3.3, 3.4, 3.5, 3.6 or 3.7 of the Plan, upon a Change in Control
(1) any unexpired Option may be exercised whether or not vested, (2) any Stock Appreciation Right may become payable whether or not vested as to the full number of shares of Stock covered by the Option or Stock Appreciation Right without regard to the date of grant of the Option or Stock Appreciation Right,
(3) any Restricted Stock Award which has not been previously forfeited shall be fully vested, (4) that any outstanding Dividend Equivalent Rights shall become payable as to the full number of shares of Stock covered by the Dividend Equivalent Right, (5) any outstanding Performance Unit Awards become payable as to the full number of units subject to the Performance Unit Award, and (6) any Phantom Shares shall become fully payable as to the full number of Phantom Shares.

         (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

         (f) Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution. Stock Incentives shall be exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the legal representatives of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will.

         (g) The Committee may determine that any Stock Incentive granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Subsidiary of the Company of a specified target earnings per share, return on equity or net income, (b) the Company's or Subsidiary's stock price, (c) the achievement by a business unit of the Company or Subsidiary of a specified target net income or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any Stock Incentive, notwithstanding the achievement of a specified goal. If a Stock Incentive is made on such basis, the Committee shall establish goals prior to the beginning of the calendar year for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)). Any payment of a Stock Incentive granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions of the Stock Incentive were satisfied.

    3.2 TERMS AND CONDITIONS OF OPTION. Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee shall determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option shall be clearly identified as to its status as an incentive stock option or a non-qualified stock option. At the time any incentive stock option granted under the Plan is exercised, the Company shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.


         (a)  OPTION PRICE.  Subject to adjustment in accordance with Section
5.2 and the other
provisions of this Section 3.2, the Exercise Price under (i) any non-qualified stock option shall be as set forth in the applicable Stock Incentive Agreement, but in no event less than Fair Market Value of a share of Stock on the date such Option is granted; and (ii) any incentive stock option shall be as set forth in the applicable Stock Incentive Agreement, but in no event shall it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.

         (b) OPTION TERM. Any incentive stock option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted. Any incentive stock option granted to a Participant who is an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. The term of any non-qualified stock option shall be as specified in the applicable Stock Incentive Agreement.

         (c) PAYMENT. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement, including, but not limited to, (i) cash, (ii) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (iii) in a cashless exercise through a broker; or (iv) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Any such financing shall require the payment by the Participant of interest on the amount financed at a rate not less than the "applicable federal rate" under the Code. If a Stock Incentive Agreement so provides, the Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously owned shares of Stock tendered in payment for each share of Stock purchased pursuant to the terms of the Stock Incentive Agreement. Any such new Option shall be subject to the terms and conditions of the Stock Incentive Agreement pursuant to which such new Option is granted. Payment of the Exercise Price shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

         (d) CONDITIONS TO THE EXERCISE OF AN OPTION. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

         (e) TERMINATION OF INCENTIVE STOCK OPTION. With respect to an, incentive stock option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year shall be substituted for such three
(3) month period. For purposes of this Subsection (e), Termination of Employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code Section 424(a) is applicable.

         (f) SPECIAL PROVISIONS FOR CERTAIN SUBSTITUTE OPTIONS. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

    3.3 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option, or not in connection with a Stock Incentive. A Stock Appreciation Right shall entitle the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares subject to that Option, or in the case of any other Stock Appreciation Right, no less than one hundred percent (100%) of the Fair Market Value of that number of shares of Stock subject to the Stock Appreciation Right at the time the Stock Appreciation Right was granted. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

         (a) SETTLEMENT. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO EXERCISE. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

    3.4 TERMS AND CONDITIONS OF STOCK AWARDS. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Award that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Section. The restrictions or conditions on such shares, if any, shall be as the Committee determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

    3.5 TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

         (a) PAYMENT. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT. Each Dividend Equivalent Right granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

    3.6 TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions. (See Section 3.1(g) for performance goals applicable to Covered Employees.)

         (a) PAYMENT. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

    3.7 TERMS AND CONDITIONS OF PHANTOM SHARES. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Share Awards. (See Section 3.1(g) for performance goals applicable to Covered Employees.)

         (a) PAYMENT. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

         (b) CONDITIONS TO PAYMENT Each Phantom Share granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.


    3.8 TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided by Plan Section 3.2(e) and Section 3.1(g), any award under this Plan to a Participant who has experienced a Termination of Employment may be canceled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                        SECTION 4  RESTRICTIONS ON STOCK

    4.1 ESCROW OF SHARES. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock shall be held by a custodian designated by the Committee (the "Custodian"'). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

    4.2 FORFEITURE OF SHARES. Notwithstanding any vesting schedule set forth in any Stock Incentive Agreement or Stock Incentive Program, a Stock Incentive Agreement or Stock Incentive Program may provide that in the event a Participant's employment is terminated by the Company for Cause or in the event that a Participant violates a noncompetition agreement as set forth in the Stock Incentive Agreement or Stock Incentive Program, all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

    4.3 RESTRICTIONS ON TRANSFER. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the Stock Incentive Agreement or Stock Incentive Program. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or the Stock Incentive Program shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan or the Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred shall continue to be bound by the Plan and the Stock Incentive Agreement or Stock Incentive Program.


                         SECTION 5  GENERAL PROVISIONS

    5.1 WITHHOLDING. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date
(defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

    (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

    (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

    5.2  CHANGES IN CAPITALIZATION; MERGER: LIQUIDATION.

         (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertaining shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

         (b) In the event of or anticipation of any merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but shall not otherwise diminish the then value of the Stock Incentive.

         (c) Except as expressly provided in this Section 5.2 or in Section 3.1(d), the holder of an Option or Stock Appreciation Right shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any Change in Control or distribution to the Company's shareholders of assets or stock of another corporation. Except as expressly provided herein and except for any distributions or adjustments made with respect to shares of Stock issued under the Plan in connection with a distribution or adjustment made with respect to all other outstanding shares of Stock, any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Stock Incentive. The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

    5.3 CASH AWARDS. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

    5.4 COMPLIANCE WITH CODE. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder shall be construed in such manner as to effectuate that intent.

    5.5 RIGHT TO TERMINATE EMPLOYMENT OR DIRECTORSHIP. Nothing in the Plan or in any Stock Incentive shall confer upon any Participant the right to continue as a director, employee or officer of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's employment or directorship at any time.

    5.6 NON-ALIENATION OF BENEFITS. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

    5.7 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 or any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

    5.8 TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

    5.9 STOCKHOLDER APPROVAL. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder shall be void.

    5.10 CHOICE OF LAW. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

    5.11 EFFECTIVE DATE OF PLAN. The Plan shall become effective as of May 21, 1996 (the date the Board approved the Plan) (the "Effective Date"); subject, however, to the approval of the Plan by the Company's shareholders at their next annual meeting. Stock Incentives granted hereunder prior to such approval shall be conditioned upon such approval. Unless such approval is obtained within twelve months of the Effective Date, this Plan and any Stock Incentives awarded hereunder shall become void thereafter.

                                  CAMERON ASHLEY BUILDING PRODUCTS, INC.


                                  By:  /s/ RONALD R. ROSS
                                     ------------------------------------
                                     Ronald R. Ross, Chairman and
                                     Chief Executive Officer

ATTEST:


 /s/ JOHN S. DAVIS
-------------------------------
Secretary

                                        [Corporate Seal]